Exhibit(i)

                      [Willkie Farr & Gallagher Letterhead]



February 25, 2003





BT Investment Funds
One South Street
Baltimore, Maryland 21202

         Re: Post-Effective Amendment No. 99 to Registration Statement (Securities Act File No. 33-07404; Investment Company Act
                  File No. 811-4760)
                  --------------------------------------------------------------

Ladies and Gentlemen:

You have requested us, as counsel to BT Investment Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No. 99 to its Registration Statement on Form N-1A (the "Amendment").

As to the various questions of fact material to the opinion expressed herein we have relied upon and assumed the genuineness of the signatures on, the conformity to originals of, and the authenticity of, all documents, including but not limited to certificates of officers of the Trust, submitted to us as originals or copies, which facts we have not independently verified. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Amendment.

Based on the foregoing, we are of the opinion that the shares of common stock of the Trust, when duly sold, issued and paid for in accordance with the laws of applicable jurisdictions and the terms of the Trust's Prospectus and Statement of Additional Information included as part of the Amendment, and assuming at the time of sale such shares will be sold at a sales price in each case in excess of their par value, will be valid, legally issued, fully paid and non-assessable. We note, however, that shareholders of a Massachusetts business trust may under certain circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any

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BT Investment Funds
February 25, 2003
Page 2

opinion expressed herein involves the law of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts, and where applicable, published cases, rules or regulations of regulatory bodies of the Commonwealth of Massachusetts. We assume no obligation to revise or supplement this opinion should the present laws of such jurisdictions be changed by legislative action, judicial decision or otherwise. This opinion is rendered as of the date hereof, and we express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of changes of circumstances or events which occur subsequent to this date.


We hereby consent to the filing of this opinion as an exhibit to the Amendment. We are furnishing this opinion solely for your benefit and this opinion may not be relied upon by any other person without our prior written consent.
Very truly yours,




/s/ Willkie Farr & Gallagher
----------------------------

Willkie Farr & Gallagher

                              CONSENT OF COUNSEL


We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 99 (File No. 33-07404) and Amendment No. 99 (File No. 811-4760) to the Registration Statement on Form N-1A of BT Investment Funds.


/s/ Willkie Farr & Gallagher
----------------------------

Willkie Farr & Gallagher


February 25, 2003
New York, New York